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                              United States
                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C.  20549



                                FORM 8-K


                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                  THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported):
                  December 5, 1996 (November 15 , 1996)


                            ENVIROMETRICS, INC.



Delaware	                     0-23892		           57-0941152
(State or other            (Commission File	           IRS Employer
jurisdiction of               No.)		                   ID No.)
incorporation)



              9229 University Boulevard  Charleston, SC  29406
                  (Address of principal executive offices)

                             (803) 553-9456
               Registrant's telephone no., including area code




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Item 5.   Other Events.

     On November 14, 1996, Richard D. Bennett the President, Chief Executive Officer and Director of the Company tendered his resignation as an officer and director of the Company and its subsidiaries. Walter H. Elliott, III, the Company's Senior Vice President was unanimously elected by the Board of Directors to serve as President and Chief Executive Officer and Director of the Company and its subsidiaries. Mr. Bennett will remain with the Company as the Laboratory Director and key liaison officer for the Company's PointSource Program. The PointSource Program is a marketing program which the Company launched in the second quarter of 1996 for the industrial hygiene industry designed to network Certified Industrial Hygiene firms together to provide them with greater buying power and resulting price discounts for purchase of services from the Company.

     Mr. Elliott joined the Company in 1988 as Director of Marketing and Sales and was appointed as the Chief Operating Officer of the products company in March 1990. Prior to his appointment as President and CEO of Envirometrics, Inc., Mr. Elliott was responsible for product and market development for the ACT card system and the Bellmouth cassette as well as directing sales personnel.


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Item 7 - Financial Statements and Exhibits

(a)  Financial Statements.

    None.

(b)  Exhibits.

17.1  Letter of resignation from Richard D. Bennett




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SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




Dated: December 5, 1996              ENVIROMETRICS, INC.
                                     (Registrant)

                                      By:  /s/Walter H. Elliott, III
                                           Walter H. Elliott, III
                                           President and CEO